EXHIBIT 99.1



FOR IMMEDIATE RELEASE
Contact:
Scott D. Kantor
Vice President - Finance, Chief Financial Officer
LeCroy Corporation
Tel:  845-425-2000

                  LECROY REPORTS RECORD SALES IN THIRD QUARTER

        COMPANY POSTS 31% GROWTH IN REVENUE AND 50% GROWTH IN NET INCOME


CHESTNUT RIDGE, NY, APRIL 20, 2005 - LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its third quarter of fiscal 2005 ended March 31, 2005.

The highlights of the Company's year-over-year ("YOY") financial performance for the third quarter of fiscal 2005 are as follows:

----------------------------------- --------------- ------------- ---------------- ------------- ------------------
                                      Q3 FY05        Q3 FY04        Q3 FY05         Q3 FY04        YOY Change
(In millions, except per share         GAAP           GAAP         Pro Forma*      Pro Forma*      Pro Forma*
data and percentages)
----------------------------------- --------------- ------------- ---------------- ------------- ------------------
Orders                                 $43.7          $32.1          $43.7           $32.1             36%
----------------------------------- --------------- ------------- ---------------- ------------- ------------------
Revenue                                $42.9          $32.8          $42.9           $32.8             31%
----------------------------------- --------------- ------------- ---------------- ------------- ------------------
Gross Margin                            60.5%          58.3%          61.5%           58.9%       260 basis pts.
----------------------------------- --------------- ------------- ---------------- ------------- ------------------
Operating Income                        $4.8           $3.6           $6.0            $3.8             58%
----------------------------------- --------------- ------------- ---------------- ------------- ------------------
Operating Margin                        11.2%          10.9%          14.0%           11.5%       250 basis pts.
----------------------------------- --------------- ------------- ---------------- ------------- ------------------
Net Income                              $3.5           $2.4           $4.3            $2.5             72%
----------------------------------- --------------- ------------- ---------------- ------------- ------------------
Net Income Per Diluted Share            $0.28          $0.21          $0.34           $0.22            55%
----------------------------------- --------------- ------------- ---------------- ------------- ------------------

              * A presentation of, and a reconciliation of pro forma financial measures with, the most directly comparable GAAP measures can be found in the financial tables below.

The pro forma results are a supplement to financial statements based on generally accepted accounting principles ("GAAP"). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain significant charges related to LeCroy's acquisition of Computer Access Technology Corporation ("CATC") and equity-based compensation in each case as compared to LeCroy's three and nine month periods ended March 31, 2005 and 2004. For more information on LeCroy's use of pro forma results, please refer to the section entitled Use of Non-GAAP Financial Measures below.

LECROY/2

GAAP FINANCIAL RESULTS
LeCroy reported third-quarter 2005 revenue of $42.9 million with GAAP gross margins of 60.5 percent. The third-quarter results include a full quarter of CATC financial information. Our GAAP operating margin was 11.2 percent and our GAAP net income was $3.5 million, or $0.28 per diluted share. In the third quarter of 2005, LeCroy filed its tax return for fiscal 2004 and concluded a state tax audit with a favorable audit settlement that eliminated the need for a valuation allowance on certain deferred tax assets. These events resulted in tax benefits to LeCroy in the third quarter of 2005 of $950,000 which contributed to the reduction of our effective tax rate. GAAP financial results for the third quarter of 2005 also include the after-tax effects of $772,000 in equity-based compensation and $464,000 for the amortization of intangibles acquired from CATC, which represents an ongoing expense. GAAP results for the third quarter of 2004 include $175,000 in charges for the write-down of inventory.

COMMENTS ON THE THIRD QUARTER
"We achieved another quarter of record results, with greater than 30 percent revenue growth from the same quarter last year and strong operating margins," said LeCroy President and Chief Executive Officer Tom Reslewic. "LeCroy posted record sales, we shipped a record number of oscilloscopes and we reported $43.7 million in bookings, a 36 percent year-over-year increase. Orders for low- and mid-range oscilloscopes and protocol solutions were particularly strong during the quarter as demand continues to escalate for these tools. High-end oscilloscope orders were softer than expected due to a combination of new competitive offerings and purchasing delays related to the anticipation of new LeCroy products that we launched on April 4th. Despite revenues coming in at the low end of our guidance range, our pro forma operating margin was at the high end of our guidance range at 14 percent."

"Overall orders for oscilloscopes and serial data solutions increased across all of our geographic and vertical markets," continued Reslewic. "We increased domestic orders by 29 percent and European orders grew by 30 percent year-over-year. Asia-Pacific once again led all regions with 72 percent growth while Japan grew 18 percent even in the face of a slowing economy."

"As expected, we continued to see strong demand from the Computer market, which made up 26 percent of total orders and grew 24 percent compared with last year," said Reslewic. "The Automotive market grew 50 percent compared to a year ago and made up our second-largest market in the quarter at 18 percent, closely followed by Data Storage. Military and Government made up 12 percent of total orders. The greatest surprise in the quarter was 70 percent year on year and sequential growth from the Telecom segment, which made up 7 percent of orders."

"Shortly after the close of the quarter, we announced three new high-performance digital oscilloscopes as part of our strategy to capture greater share at the high end of the oscilloscope market," added Reslewic. "Initial customer reaction to these products has been excellent, and we are optimistic about our prospects in this market."

LECROY/3

"The new WaveExpert 9000, at 100 GHz, is the world's highest bandwidth oscilloscope," said Reslewic. "The WaveExpert `Near Real-Time Oscilloscope' includes new proprietary technology. This technology delivers signal acquisition speeds more than 100 times faster than conventional sampling scopes, long memories and signal analysis algorithms that, until now, were found only in real-time oscilloscopes. We also have introduced an SDA version of the WaveExpert to meet the specific needs of serial data system designers. We expect to begin shipments of these products in the fourth quarter."

"We also launched our new 11 GHz Serial Data Analyzer, the SDA11000," added Reslewic. "The product includes our new Digital Bandwidth Interleave (DBI) technology, which makes it possible to quadruple the bandwidth of a given silicon platform. We began distributing SDA11000 demonstration units to our sales force last week. Within the next 12 months, we also plan to launch a 20 GHz Serial Data Analyzer. The SDA20K also will use our DBI technology and will allow design engineers to realize the true performance capabilities of high-bandwidth serial data analysis technology."

"Our Santa Clara-based Protocol Solutions Group (PSG) performed well during the third quarter. The group launched important new serial data test products for Serial Attached SCSI (SAS) and Serial ATA (SATA) standards in the data storage market. In the quarter we saw very strong PSG orders and brisk adoption of LeCroy solutions by PCI-express system designers. PSG again contributed meaningfully to our strong top line results for the quarter, and on an on-going basis, we expect Protocol Solutions to comprise about 10-15 percent of our revenues. In the third quarter, these products were at the high end of that range as we benefited from a full quarter of their operations."

BUSINESS OUTLOOK AND FINANCIAL GUIDANCE
"As we previously reported, we have been engaged for approximately two years in a dispute regarding a number of patents with a rival oscilloscope maker. Our confidence in our case has strengthened during this time. We are now entering the final phase of this process as we prepare for a November trial and we believe it is in LeCroy's best interest to try this case in court. As a result, we anticipate an increase in related legal expenses as we bring this dispute to a conclusion."

"With the introduction of our new 'Near Real-Time' WaveExpert sampling oscilloscopes and 11 GHz high-bandwidth SDAs, our full product line is positioned better than ever to capture share across the entire oscilloscope market spectrum. In addition to growing our revenues through increased market share, we will continue to focus on maintaining our track record of strong operating performance."

"During the third quarter, we did not experience a reduction in demand from our predominantly R&D-oriented end markets," said Reslewic. "However, we have been listening carefully as many of our industry peers report slowing demand in various segments, particularly in those related to manufacturing. We will watch for any signs of slowing demand as we navigate through the next few months."

"Given peer concerns about the demand environment, we are cautiously optimistic regarding the fourth quarter. We expect to see greater than 20 percent growth year on year in the fourth quarter, resulting in revenues of approximately $42 to $44 million. Given the seasonally higher expenses in the fourth fiscal quarter and including the higher legal expenses, we anticipate pro forma operating income of approximately $4.5 to $5.5 million," concluded Reslewic.

LECROY/4

CONFERENCE CALL INFORMATION
LeCroy will broadcast its quarterly conference call for investors live over the Internet today, April 20 at 10:00 a.m. ET. To access the webcast, visit the "Events Calendar" in the "Investor Relations" portion of the "About LeCroy" section at www.lecroy.com.

ABOUT LECROY CORPORATION
LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer and semiconductor, data storage device, automotive and industrial, and military and aerospace markets. LeCroy's 40-year heritage of technical innovation is the foundation for its recognized leadership in "WaveShape Analysis" - capturing, viewing and measuring the high-speed signals that drive today's information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

SAFE HARBOR
This release contains forward-looking statements pertaining to our belief that demand is continuing to escalate for low- and mid-range oscilloscopes and protocol solutions, our optimism concerning our new high-performance digital oscilloscopes and the Company's prospects in the high end oscilloscope market, our expectations relating to shipping, launching and performance of our new products, our expectation that Protocol Solutions will comprise 10-15 percent of our revenues on an ongoing basis, our belief that we are entering into the final phase of our patent dispute litigation and that it is in the Company's best interest to try our patent dispute, our expectation that our patent dispute will be brought to conclusion as a result of a November 2005 trial, our expectation that our legal expenses will increase in connection with the patent dispute, our cautious optimism regarding the Company's fourth quarter of fiscal 2005, our expectation that the Company will see greater than 20 percent growth in its fiscal fourth quarter with revenues of approximately $42 to $44 million, our expectation that the Company will experience fourth quarter seasonally higher expenses and legal expenses, and our anticipation that the Company will see pro forma operating income of approximately $4.5 to $5.5 million in the fourth quarter. All such forward-looking statements are only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company's ability to anticipate changes in the market, the availability and timing of funding for the Company's current products, the development of future products and the Company's ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation's business is described in the Company's reports on file with the SEC.

USE OF NON-GAAP FINANCIAL MEASURES
Certain disclosures in this press release include "non-GAAP financial measures." A non-GAAP financial measure is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes or

LECROY/5

includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

We define pro forma gross profit as gross profit as reported under GAAP less charges for write-downs of inventory and impairments of intangible assets, equity-based compensation costs included in cost of sales, the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory and amortization of intangible assets acquired from CATC. The Company owns other intangible assets which are amortized in the normal course of business for which the amortization of those assets is not singled out herein as a pro forma adjustment. In addition, depreciation on other depreciable assets acquired from CATC, most notably property and equipment, is not singled out herein as a pro forma adjustment. Pro forma gross margin is computed as pro forma gross profit as a percentage of total revenues. Pro forma gross profit and pro forma gross margin are not substitutes for comparable GAAP measures.

We define pro forma operating income as operating income as reported under GAAP less charges for write-downs of inventory and impairments of intangible assets, equity-based compensation costs, the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory, amortization of intangible assets acquired from CATC, the charge for in-process research and development, and charges for severance. Pro forma operating margin is computed as pro forma operating income as a percentage of total revenues. Pro forma operating income and pro forma operating margin are not substitutes for comparable GAAP measures.

We define pro forma net income (loss) applicable to common stockholders as net income (loss) applicable to common stockholders as reported under GAAP less charges for write-downs of inventory and impairments of intangible assets, equity-based compensation, incremental cost of sales related to the fair value adjustment to acquired CATC inventory, amortization of intangible assets acquired from CATC, charge for in-process research and development and charges for severance, all net of applicable income taxes at our expected full year effective rate of 35 percent. Pro forma net income (loss) applicable to common stockholders is not a substitute for GAAP net income (loss) applicable to common stockholders.

We define pro forma net income (loss) per diluted common share as pro forma net income (loss) applicable to common stockholders divided by the pro forma weighted average number of diluted shares outstanding, which is defined as the weighted average number of shares outstanding plus the dilutive effect of stock options, warrants and restricted stock on a GAAP basis as applicable. Pro forma net income (loss) applicable to common stockholders per diluted common share is not a substitute for GAAP net income (loss) per diluted common share applicable to common stockholders.

Pro forma gross profit, pro forma gross margin, pro forma operating income, pro forma net income (loss) and pro forma net income (loss) per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner.

A presentation of, and a reconciliation of these pro forma financial measures with, the most directly comparable GAAP measures are included in the accompanying financial data.


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LECROY/6



                               LECROY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


-------------------------------------------------------------------------------------------------------------------
                                                            Three months ended             Nine months ended
                                                                 March 31,                     March 31,
In thousands, except per share data                        2005           2004             2005          2004
-------------------------------------------------------------------------------------------------------------------
                                                                                       (40 weeks)     (39 weeks)
Revenues:
   Test and measurement products                          $40,879         $30,883       $114,564        $84,343
   Service and other                                        2,011           1,947          6,619          5,677
                                                          -------         -------       --------        -------
      Total revenues                                       42,890          32,830        121,183         90,020

Cost of sales:
   Equity-based compensation                                    8               -             16              -
   Other cost of sales                                     16,939          13,684         53,886         38,174
                                                          -------         -------       --------        -------
                                                           16,947          13,684         53,902         38,174

     Gross profit                                          25,943          19,146         67,281         51,846

Operating expenses:
   Selling, general and administrative expenses:
      Equity-based compensation                               592               1          1,490              7
      Other selling, general and administrative expenses   13,534          11,429         39,986         31,678
                                                          -------         -------       --------        -------
                                                           14,126          11,430         41,476         31,685

   Research and development:
      Equity-based compensation                               172               4            373             11
      Other research and development expenses               6,855           4,120         20,194         11,574
                                                          -------         -------       --------        -------
                                                            7,027           4,124         20,567         11,585

      Total operating expenses                             21,153          15,554         62,043         43,270
                                                          -------         -------       --------        -------

Operating income                                            4,790           3,592          5,238          8,576

   Other (expense) income, net                               (898)            147           (958)           (95)
                                                          -------         -------       --------        -------
Income before income taxes                                  3,892           3,739          4,280          8,481
   Provision for income taxes                                 361           1,385          1,315          3,138
                                                          -------         -------       --------        -------
Net income                                                  3,531           2,354          2,965          5,343

Redemption of convertible preferred stock                       -               -              -          7,665
                                                          -------         -------       --------        -------
Net income (loss) applicable to common stockholders       $ 3,531         $ 2,354       $  2,965        $(2,322)
                                                          =======         =======       ========        =======

Net income (loss) per common share
   applicable to common stockholders:
         Basic                                            $  0.30         $  0.22       $   0.25        $ (0.22)
         Diluted                                          $  0.28         $  0.21       $   0.24        $ (0.22)

Weighted average number of common shares:
         Basic                                             11,847          10,721         11,702         10,545
         Diluted                                           12,681          11,271         12,265         10,545



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LECROY/7


                               LECROY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

--------------------------------------------------------------------------------------------
                                                                 March 31,        June 30,
In thousands                                                       2005             2004
--------------------------------------------------------------------------------------------
                           ASSETS
Current assets:
      Cash and cash equivalents                                 $  16,669        $  28,566
      Marketable securities                                             -            9,534
      Accounts receivable, net                                     28,149           24,675
      Inventories, net                                             28,220           21,978
      Other current assets                                          9,685           11,921
                                                                ---------        ---------
            Total current assets                                   82,723           96,674

Property and equipment, net                                        19,472           19,778
Goodwill                                                           81,767            1,874
Other assets, net                                                  13,779           11,467
                                                                ---------        ---------

TOTAL ASSETS                                                    $ 197,741        $ 129,793
                                                                =========        =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term debt                         $   8,367        $     107
      Accounts payable                                             14,398           12,097
      Accrued expenses and other current liabilities               18,470           14,554
                                                                ---------        ---------
            Total current liabilities                              41,235           26,758

Long-term debt                                                     39,383               89
Deferred revenue and other non-current liabilities                  1,402            1,338
                                                                ---------        ---------
            Total liabilities                                      82,020           28,185

Stockholders' equity                                              115,721          101,608
                                                                ---------        ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 197,741        $ 129,793
                                                                =========        =========


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LECROY/8


                               LECROY CORPORATION
                     RECONCILIATION OF REPORTED GAAP RESULTS
                              TO PRO FORMA RESULTS
                                   (UNAUDITED)

--------------------------------------------------------------------------------    -----------------------------
                                                          Three months ended              Nine months ended
                                                        March 31,    March 31,        March 31,       March 31,
In thousands                                              2005         2004             2005            2004
--------------------------------------------------------------------------------    -----------------------------
                                                                                       (40 weeks)     (39 weeks)

GAAP gross profit, as reported                         $  25,943   $  19,146           $  67,281     $   51,846

Pro forma adjustments:
Charge for write-down of inventory                             -         175               2,723            525
Charge for impairment of intangible asset                      -           -               1,500              -
Equity-based compensation                                      8           -                  16              -
Incremental cost of sales related to
   fair-value adjustment to inventory                          -           -               1,350              -
Amortization of intangible assets acquired from CATC         446           -                 833              -
                                                       ---------   ---------           ---------     ----------
Pro forma gross profit                                 $  26,397   $  19,321           $  73,703     $   52,371
                                                       =========   =========           =========     ==========

--------------------------------------------------------------------------------    -----------------------------
                                                         Three months ended                Nine months ended
                                                        March 31,    March 31,        March 31,       March 31,
In thousands                                              2005         2004             2005            2004
--------------------------------------------------------------------------------    -----------------------------
                                                                                       (40 weeks)     (39 weeks)

GAAP operating income, as reported                     $   4,790   $   3,592           $   5,238     $    8,576

Pro forma adjustments:
Charge for write-down of inventory                             -         175               2,723            525
Charge for impairment of intangible asset                      -           -               1,500              -
Charge for acquired in-process research and
   development                                                 -           -               2,190              -
Equity-based compensation                                    772           5               1,879             18
Amortization of intangible assets acquired from CATC         464           -                 863              -
Incremental cost of sales related to
   fair-value adjustment to inventory                          -           -               1,350              -
Charge for severance                                           -           3                 628             49
                                                       ---------   ---------           ---------     ----------

Pro forma operating income                             $   6,026   $   3,775           $  16,371     $    9,168
                                                       =========   =========           =========     ==========


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LECROY/9


                               LECROY CORPORATION
                     RECONCILIATION OF REPORTED GAAP RESULTS
                              TO PRO FORMA RESULTS
                                   (UNAUDITED)

--------------------------------------------------------------------------------    -----------------------------
                                                         Three months ended                Nine months ended
                                                        March 31,    March 31,         March 31,      March 31,
In thousands                                              2005         2004              2005           2004
--------------------------------------------------------------------------------    -----------------------------
                                                                                       (40 weeks)     (39 weeks)

GAAP net income (loss) applicable to common
   shareholders, as reported                           $   3,531   $   2,354           $   2,965     $   (2,322)

After-tax effect of pro forma adjustments:
Charge for write-down of inventory                             -         110               1,770            331
Charge for impairment of intangible asset                      -           -                 975              -
Charge for acquired in-process research and
   development                                                 -           -               2,190              -
Equity-based compensation                                    499           3               1,221             11
Amortization of intangible assets acquired from CATC         302           -                 561              -
Incremental cost of sales related to
   fair-value adjustment to inventory                          -           -                 878              -
Charge for severance                                           -           2                 408             31
                                                       ---------   ---------           ---------     ----------
Pro forma net income (loss) applicable to
   common shareholders                                 $   4,332   $   2,469           $  10,968     $   (1,949)
                                                       =========   =========           =========     ==========

--------------------------------------------------------------------------------    -----------------------------
                                                         Three months ended                Nine months ended
                                                        March 31,    March 31,        March 31,       March 31,
In thousands except per share data                        2005         2004             2005            2004
--------------------------------------------------------------------------------    -----------------------------
                                                                                       (40 weeks)     (39 weeks)

Net income (loss) per common share applicable to common stockholders:

     Diluted, as reported                              $    0.28   $    0.21           $    0.24     $    (0.22)
     Diluted, pro forma                                $    0.34   $    0.22           $    0.89     $    (0.18)

Weighted average number of common shares:

     Diluted, as reported                                 12,681      11,271              12,265         10,545
     Diluted, pro forma                                   12,681      11,271              12,265         10,545